Exhibit 10.2
STOCK REPURCHASE AGREEMENT

    STOCK REPURCHASE AGREEMENT (this “Agreement”) made and entered into as of December 23, 2009 by and between the Charleston Basics, Inc., a Delaware corporation (the “Company”) and Collins Timber Company LLC, an Oregon limited liability company (the “Selling Shareholder”). The Company and the Selling Shareholder are referred to herein individually as a “Party” and, collectively, as the “Parties.”

    WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of date hereof (the “Merger Agreement”), by and among the Company, Paneltech Products, Inc. a Delaware corporation and wholly owned subsidiary of the Company (“Paneltech Products”), and Paneltech International, L.L.C., a Washington limited liability company (“Paneltech International”), Paneltech International merged with and into Paneltech Products (the “Merger”) and each membership unit of Paneltech International was exchanged for 4,597.53254 shares of common stock, $0.0001 par value, of the Company (the “Common Stock”).

    WHEREAS, contemporaneously with Company’s entry into the Merger Agreement or shortly thereafter, the Company has entered, or will enter, into securities purchase agreements (the “Securities Purchase Agreements”), with certain investors party thereto (the “Investors”) pursuant to which the Company has sold or will sell, and the Investors have acquired or will acquire, shares of preferred stock (the “Preferred Stock”) and common stock purchase warrants (the “Warrants”) of the Company convertible into or exercisable for Common Stock, in a financing of up to $3 million that may occur in two stages, the first such closing referred to as the Initial Closing (as defined in the Securities Purchase Agreements) and the second such closing referred to as the Secondary Closing (as defined in the Securities Purchase Agreements) (the “Offering”);

    WHEREAS, the Selling Shareholder desires to sell to the Company, and the Company desires to use proceeds from the Offering to repurchase, all upon the terms and subject to the conditions set forth in this Agreement, Thirteen Million Seven Hundred Seventy Two Thousand Five Hundred Fifty (13,772,550) shares of Common Stock (the “Shares”), which the Selling Shareholder received pursuant to the Merger Agreement in exchange for certain of the Selling Shareholder’s membership interests in Paneltech International; and

    WHEREAS, upon the repurchase of the Shares by the Company, the Selling Shareholder will continue to hold Eight Million One Hundred Seventy Nine Thousand Six Hundred Fifty-Seven (8,179,657) shares of Common Stock (the “Retained Shares”), representing approximately 10.00% of the issued and outstanding shares of the Company’s Common Stock (including the Preferred Stock on an as-converted basis) upon the successful completion of a full $3 million Offering.

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the Parties herein contained, the Parties hereby agree as follows:

1. Sale of Shares.

1.1 Repurchase and Sale of Shares.  On and subject to the terms and conditions of this Agreement, the Company agrees to repurchase from the Selling Shareholder; and the Selling Shareholder agrees to sell to the Company, all of the Selling Shareholder’s right, title and interest in and to the Shares, free and clear of all liens, claims and encumbrances for the consideration specified below in Section 1.2.

1.2 Purchase Price.  The aggregate purchase price for the Shares is Seven Hundred Fifty Thousand dollars ($750,000), as may be adjusted as provided in the Note, (the “Purchase Price”) payable as follows:

(i) Three Hundred Seventy Five Thousand dollars ($375,000) of the Purchase Price payable by wire transfer of immediately available funds to the account designated by the Selling Shareholder on Exhibit A hereto at the Closing (as defined below); and

(ii) Three Hundred Seventy Five Thousand dollars ($375,000) of the Purchase Price payable in the form of a promissory note, bearing interest at the prime rate from time to time in effect as published in the Wall Street Journal (the “Note”) attached hereto as Exhibit B (which portion of the Purchase Price shall be subject to increase to $625,000 as provided in the Note).

Except for the portion of the Purchase Price to be paid in the form of the Note, the Selling Shareholder acknowledges and agrees that it, and none of its directors, officers, employees, representatives, managers or members, is either owed or entitled to any additional compensation or consideration from the Company, Paneltech International or Paneltech Products or any of their respective directors, officers, employees, agents, managers, members, representatives or shareholders with respect to the repurchase and sale of the Shares. The Selling Shareholder further acknowledges and agrees that from and after the Closing Date (as defined below), it and its directors, officers, employees, representatives, managers or members shall only be entitled to the payment of principal and interest on the Note in accordance with the terms thereof and the Selling Shareholder and its directors, officers, employees, representatives, managers or members shall not have any right, title or interest in the Shares or in any dividends in respect thereof.

1.3 Payment of the Note.  As provided in the Note, the Outside Maturity Date of the Note is August 1, 2010.  The Note is payable on or before such date as provided therein.

1.4 The Closing.  The closing of the purchase and sale of the Shares contemplated by this Agreement (the “Closing”) shall take place at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP; Park Avenue Tower, 65 East 55th Street, New York, New York 10022, or at such other place or in such other manner (including by electronic means) as the Company and the Selling Shareholder shall mutually agree.  The Closing shall occur contemporaneously with or immediately following the Initial Closing (the date on which the Closing occurs, the “Closing Date”).  The Closing shall be deemed to have occurred as of 11:59 p.m. on the Closing Date.

1.5 Closing Deliverables. At the Closing (a) the Selling Shareholder shall deliver to the Company (i) a certificate representing the Shares (if issued) and (ii) an irrevocable stock power executed by the Selling Shareholder transferring the Shares to the Company against receipt by the Selling Shareholder of the Note and the cash portion of the Purchase Price pursuant to Section 1.2; and (b) the Company shall deliver to the Selling Shareholder (i) by wire transfer, the cash portion of the Purchase Price pursuant to Section 1.2 and (ii) the executed Note.

2. Representations, Warranties and Covenants of the Selling Shareholder.  The Selling Shareholder represents, warrants and covenants to the Company as follows:

2.1 Ownership of Shares.  The Selling Shareholder is the sole legal and beneficial owner of the Shares, and upon transfer of the Shares to the Company hereunder the Company will acquire good, valid and marketable title to the Shares free and clear of any and all, liens, claims, pledges, options, proxies, voting agreements, charges or encumbrances of any kind.  The Selling Shareholder has the sole and absolute right and power to sell, assign and transfer the Shares as provided in this Agreement.  The Selling Shareholder does not own any capital stock (or other securities convertible or exercisable into or exchangeable for capital stock) of the Company other than the Shares and the Retained Shares and the Selling Shareholder is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require the Selling Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Company.

2.2 Authority and Enforceability.  The Selling Shareholder has all requisite power, legal capacity and authority to enter into this Agreement and to assume and perform its obligations hereunder.  This Agreement has been duly executed and delivered by the Selling Shareholder and constitutes the legal, valid and binding obligation of the Selling Shareholder, enforceable against the Selling Shareholder in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors' rights and (ii) the fact that equitable remedies or relief (including, without limitation, the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

2.3 Claims.  There are no actions, suits, proceedings or claims pending or, to the knowledge of the Selling Shareholder, threatened with respect to or in any manner affecting the sale of the Shares by the Selling Shareholder to the Company.

2.4 Approvals.  To the knowledge of the Selling Shareholder, no action, approval, consent, authorization, notice or filing on the part of the Selling Shareholder, including, but not limited to, any action, approval, consent or authorization by or notice to or filing with any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary or required as to the Selling Shareholder in order to permit the sale and transfer of the Shares in accordance with this Agreement.

2.5 No Breach of Law or Contract.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any domestic or foreign, federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, decree or other restriction of any governmental authority to which the Selling Shareholder is subject, (ii) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which the Selling Shareholder’s assets are subject or (iii) result in the imposition or creation of any lien, claim or encumbrance upon or with respect to any of the Shares.

2.6 Brokers.  The Selling Shareholder does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

2.7 Valuation.  The Selling Shareholder acknowledges (a) that on an as converted basis, the amount per share paid under the terms of the Offering is greater than the price per share price reflected in this Agreement (b) that an appointee of the Selling Shareholder was a director of Paneltech International prior to the Merger and was subsequently appointed a director of the Company and (c) that the Selling Shareholder performed its own valuation of the Shares, without reliance on the Company, and assumes all risk of any error or judgment with respect to the computation relating to that valuation.  The Selling Shareholder understands and acknowledges that the Selling Shareholder and the Company may have differing views of the current and likely future value of the Shares.  The Selling Shareholder further acknowledges that neither the Company nor any members of the Company’s management, is making or has made any statement, representation or warranty to the Selling Shareholder concerning the fairness or adequacy of the consideration given or received under this Agreement or the current or likely future value of the Shares.

2.8 Sophistication.  The Selling Shareholder (a) is a sophisticated seller with respect to the Shares, (b) has adequate information concerning the Shares, (c) has adequate information concerning the business and financial condition of the Company and any affiliates of the Company, (d) has conducted, to the extent it deemed necessary, an independent investigation of such matters as, in its judgment, is necessary for it to make an informed decision with respect to the sale by it of the Shares pursuant to this Agreement, and (e) has not relied upon the Company or Paneltech International or any members of the Company’s or Paneltech International’s management, for any investigation into, assessment of, or evaluation with respect to the current or future value of the Shares, and has not relied upon any statement made by the Company or Paneltech International or any members of the Company’s or Paneltech International’s management in determining whether to enter into this Agreement upon the terms and conditions set forth herein.

2.9 Reliance.  The foregoing representations and warranties are made by the Selling Shareholder with the knowledge and expectation that the Company is reasonably relying upon them.

3. Representations and Warranties of the Company.  The Company represents and warrants to the Selling Shareholder as follows:

3.1 Authority and Enforceability.  The Company has all requisite power, legal capacity and authority to enter into this Agreement and to assume and perform its obligations hereunder.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors' rights and (ii) the fact that equitable remedies or relief (including, without limitation, the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

3.2 Claims.  There are no actions, suits, proceedings or claims pending or, to the knowledge of the Company, threatened with respect to or in any manner affecting the sale of the Shares by the Selling Shareholder to the Company.

3.3 Approvals.  No action, approval, consent, authorization, notice or filing, including, but not limited to, any action, approval, consent or authorization by or notice to or filing with any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary or required as to the Company in order to permit the sale and transfer of the Shares in accordance with this Agreement.

4. Specific Disclaimers.  The Selling Shareholder specifically disclaims any claim for any interest in the profits, losses, cash or other assets of the Company, Paneltech International or Paneltech Products or from the future value of the Company attributable to the Shares.  The Selling Shareholder acknowledges that following the Closing Date, the Company may re-issue the Shares as treasury shares or sell new shares of the Company’s Common Stock for a higher price per share (or issue or grant securities convertible or exercisable into or exchangeable for Common Stock for a higher price per share on an as converted basis) than the Selling Shareholder is or will be receiving pursuant to this Agreement, and the Selling Shareholder shall have no interest whatsoever therein nor any claim relating thereto.

5. Conditions to Obligation to Close.

5.1 Conditions to Obligation of the Company.  The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties of the Selling Shareholder set forth in Section 2 hereof shall be true and correct in all material respects, at and as of the date of this Agreement and the Closing Date;

(ii) there shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which would (i) prevent consummation of the transactions contemplated by this Agreement, or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction or order shall be in effect), nor shall any law or order which would have any of the foregoing effects have been enacted or promulgated by any governmental authority to which the Company or the Selling Shareholder is subject; and

(iii) the Selling Shareholder shall have delivered a certificate representing the Shares and an irrevocable stock power pursuant to Section 1.6.

The Company may, in its sole and absolute discretion, waive any condition to the Company’s obligation specified in this Section 5.1 by execution of a writing so stating at or prior to the Closing.

5.2 Conditions to Obligations of the Selling Shareholder.  The obligations of the Selling Shareholder to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) the representations and warranties of the Company set forth in Section 3 above shall be true and correct in all material respects, at and as of the date of this Agreement and the Closing Date;

(ii) there shall not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which would (i) prevent consummation of the transactions contemplated by this Agreement, or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction or order shall be in effect), nor shall any law or order which would have any of the foregoing effects have been enacted or promulgated by any governmental authority to which the Company or the Selling Shareholder is subject; and

(iii) the Company shall have paid the cash portion of the Purchase Price in accordance with Section 1.2(i) and shall have executed and delivered the Note in respect of the remainder of the Purchase Price in accordance with Section 1.2(ii).

The Selling Shareholder may, in its sole and absolute discretion, waive any condition to the Selling Shareholder’s obligations specified in this Section 5.2 by execution of a writing so stating at or prior to the Closing.

6. Extension; Waiver.  At any time prior to the Closing any Party may (i) extend the time for the performance of any of the obligations or other acts of the other Party, (ii) waive any inaccuracies in the representations and warranties made to such Party contained herein, or (iii) waive, in whole or in part, compliance with any of the agreements or conditions for the benefit of such Party contained herein.  Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

7. General Provisions.

7.1 Entire Agreement; Amendment and Waiver.  Except as set forth herein, no representations or warranties have been made to the Company by the Selling Shareholder or to the Selling Shareholder by the Company and, in purchasing and selling the Shares, neither the Company nor the Selling Shareholder is relying upon any representations other than those specifically contained herein.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the Parties with respect to such subject matter and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.  Any amendments hereto or modifications hereof must be made in writing and executed by each of the Parties.  Any failure by the Selling Shareholder or the Company to enforce any rights hereunder shall not be deemed a waiver of such rights.

7.2 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to conflict of laws principles.

7.3 Consent to Jurisdiction.  Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of any federal or state court in New York County, State of New York, with respect to any and all disputes between the Parties arising out of or relating to this Agreement or any other document or instrument referred to herein or any of the transactions contemplated hereby or thereby.  To the extent permitted by applicable law, each of the Parties hereby waives and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding any claim that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that matters relating to this Agreement or any other document or instrument referred to herein may not be litigated in or by such courts.

7.4 Specific Performance.  Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which they may be entitled at law or in equity.

7.5 Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.6 Binding Effect; Assignment.  This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Selling Shareholder and the Company and their respective successors and permitted assigns.  Neither Party may assign all or any portion of its rights, interests or obligations hereunder to any person or entity without the prior approval of the other Party, except that the Company may assign this Agreement to an acquirer of all or substantially all its business or operations, provided that the acquirer agrees in writing or by operation of law to assume all obligations of the Company under this Agreement.

7.7 Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

7.8 Headings.  The headings or captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7.9 Further Assurances.  Each of the Parties shall, without further consideration, execute and deliver to the other Party such instruments of transfer and shall perform such other actions as such Party may reasonably request to carry out the transactions contemplated hereby.

7.10 Selling Shareholder’s Entitlement to Representative on Board of Company.  Until such time as the Note has been paid in full, the Selling Shareholder shall be entitled to have a representative selected by the Selling Shareholder elected to and serving on the Board of Directors of the Company.

7.11 Notices.  All notices, requests, consents and other communications hereunder to any Party shall be in writing and shall be delivered personally, sent via nationally recognized courier, mailed by certified or registered mail, return receipt requested, postage prepaid, or sent by receipted telecopy transmission, addressed as follows:

If to the Company, to:

Charleston Basics, Inc.
2999 John Stevens Way
Hoquiam, WA 98550
Attn: Scott Olmstead
Telecopy No: 360.532.0295

with a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attn: Robert L. Frome
and: Kenneth A. Schlesinger
Telecopy No: 212-451-2222

If to the Selling Shareholder, to:

Collins Timber Company LLC
1618 SW First Avenue, Suite 500
Portland, OR 97201
Telecopy No: (503) 227-5349

with a copy to:
Stoel Rives LLP
900 SW Fifth Avenue, Suite 2600
Portland, OR  97204
Attn:  Mark A. Norby
Telecopy No: (503) 220-2480

provided, however, that each Party may change the address to which notices are to be delivered or mailed to such Party by giving notice thereof to the other Party in accordance with this Section.  Notices shall be deemed to be given (a) if delivered personally, on the date of delivery, (b) if sent by nationally recognized courier, on the first business day following the date of dispatch, (c) if mailed, on the third business day following the date of the mailing, and (d) if sent by receipted telecopy transmission, on the date sent provided a copy of such notice is also sent simultaneously by any other means permitted hereunder.

7.12 Counterparts; Signature Pages; Copies.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and may be executed by delivery of an executed signature page hereto, and a telecopy or photocopy of an executed counterpart of or signature page to this Agreement shall be given the same effect as the original.

7.13 Counsel.  Each Party has been represented, or had or was informed of the opportunity to be represented, by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each Party hereby waives the application of any rule of law that would otherwise be applicable in connection with the interpretation of this Agreement, including but not limited to any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the Party whose counsel drafted that provision.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

COMPANY:

CHARLESTON BASICS, INC.

By:	/s/ Leroy Nott
Name: Leroy Nott Title: President

SELLING SHAREHOLDER: COLLINS TIMBER COMPANY LLC

By:	/s/ Eric Schooler

Exhibit A

Selling Shareholder Wire Instructions

Exhibit B

CHARLESTON BASICS, INC.

Non-Negotiable Promissory Note

December 23, 2009	$375,000*

*subject to increase to $625,000 as provided herein

FOR VALUE RECEIVED, the undersigned, Charleston Basics, Inc., having an office and principal place of business at 2999 John Stevens Way, Hoquiam, WA 98550, promises to pay to Collins Timber Company LLC, an Oregon limited liability company (the “Holder”), the principal sum of Three Hundred Seventy-Five Thousand Dollars ($375,000) (or, if adjusted pursuant to the terms below, Six Hundred Twenty-Five Thousand Dollars ($625,000)) on or before on August 1, 2010 (the “Outside Maturity Date”) in accordance with the following:

(a)   In the event that the proceeds received by the Company upon closing the second half of Company’s current private offering (the “Secondary Closing”), are at least equal to $1,500,000, the Company shall repay the entire outstanding principal amount of the Note, and all accrued and unpaid interest thereon, within 10 days following the date of the Secondary Closing, but in any event not later than July 31, 2010.

(b)    In the event that the proceeds from the Secondary Closing are less than $1,500,000, or if the Secondary Closing has not occurred on or before July 21, 2010, the Company shall pay the outstanding principal amount on the Note, and any accrued but unpaid interest thereon, at any time on or prior to July 31, 2010.

(c)   In the event that the outstanding principal amount of the Note and accrued interest thereon have not been paid in full on or before July 31, 2010, then the outstanding principal amount, including all interest accrued thereon through July 31, 2010, shall be adjusted to cause the principal amount of this Note to equal $625,000 (less the aggregate principal amount previously paid, if any) and such adjusted principal amount shall be due and payable on the Outside Maturity Date.

The undersigned also promises to pay interest on the unpaid principal amount hereof, at a floating rate equal to the prime rate in effect on the first business day of each month amounts hereunder are owing, as published in the Wall Street Journal (the “Prescribed Rate”), until all amounts owing under this Note (including, if applicable, any increased principal under clause (c) above) have been paid in full.  Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed.  All payments hereunder shall be payable in immediately available funds in lawful money of the United States of America.

The undersigned may, at any time and from time to time, prepay this Note, in whole or in part, without premium or penalty.  All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

Upon the occurrence and continuance of any of the following (each an “Event of Default”): (a) default in the payment when due of any amount hereunder and the continuation of such default unremedied for a period of 10 business days following delivery of written notice of such default to the undersigned; (b) filing by or against the undersigned of a petition commencing any proceeding under any bankruptcy, reorganization, rearrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or hereafter in effect; (c) the undersigned making an assignment for the benefit of creditors; (d) the making of a petition or application to any tribunal for the appointment of a custodian, receiver or trustee for the undersigned or for a substantial part of its assets; (e) entry of any judgment or order of attachment, injunction or governmental tax lien or levy issued against the undersigned or against any property of the undersigned; (f) consent by the undersigned to assume, suffer or allow to exist any lien, mortgage, assignment or other encumbrance on any of its assets, or (g) the failure of the undersigned to pay or perform any of its obligations under the Stock Repurchase Agreement (as each is defined below) and the continuation of such failure for a period of 10 business days following delivery of written notice of such default to the undersigned, then this Note shall at the sole option of the Holder, become due and payable without notice or demand; provided, however, if an Event of Default described in clause (b), clause (c) or clause (d) above occurs as a result of a voluntary act of the undersigned, this Note shall automatically become due and payable; and provided, further, if an Event of Default described in clause (b) or clause (d) occurs involuntarily and is not consented to or acquiesced in by the undersigned, and any such proceeding continues undismissed and unstayed or any such appointment continues undischarged for a period of 60 days, this Note shall automatically become due and payable.

This Note is delivered pursuant to a Stock Repurchase Agreement dated the date hereof between the undersigned and the Holder (the “Stock Repurchase Agreement”).

The Holder shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights and/or remedies hereunder.  No change, amendment, modification, termination, waiver, or discharge, in whole or in part, of any provision of this Note shall be effective unless in writing and signed by the Holder, and if so given by the Holder, shall be effective only in the specific instance in which given.

This Note shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to principles of conflict or choice of laws.

THE UNDERSIGNED HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, STATE OF NEW YORK, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE UNDERSIGNED HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

At no time shall the rate of interest charged under this Note exceed the maximum rate of interest permitted under applicable law.  If at any time the Prescribed Rate shall exceed such maximum rate, and thereafter the Prescribed Rate is below such maximum rate, then the Prescribed Rate shall be increased to the maximum rate for such period of time as is required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the first sentence of this paragraph.

In the event any one or more provisions contained in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

This Note shall bind the respective successors, permitted assigns, heirs and representatives of the undersigned.  This Note shall not be assigned by the undersigned without the Holders prior written consent. This Note is not assignable or transferable by the Holder.

IN WITNESS WHEREOF, the undersigned has duly executed this Note the day and year first above written.

CHARLESTON BASICS, INC.

By:	/s/ Leroy Nott
Name: Leroy Nott
Title: President